Exhibit 99.1

APT Group, Inc. Announces Officer Transition; Selects Current Executive for Interim Role

KANSAS CITY, MISSOURI May 23, 2014 /PRNewswire/ -- APT Group, Inc. today announced the resignation of Chief Financial Officer Alexander Kramer, who is leaving to pursue an opportunity in another industry out of state. Mr. Kramer’s resignation is effective May 30, 2014.

"Alex’s contributions to our company will be missed," said Troy A. Covey, Founder and President. "He has been instrumental in helping build our Company and strengthen the finance function, team, and accounting systems.  Alex will continue to support the company through the current audit and financial reporting process.”

William Maher, SVP Corporate and Legal Affairs, will step in as interim-CFO until selection and announcement of a replacement.  “With this smooth transition, APT will maintain its focus on improving our ability to execute on our growth strategy and deliver strong results on behalf of its shareholders,” said Mr. Maher.

About APT Group, Inc.
APT Group, Inc. (OTC BB: FROZ) is a Missouri registered corporation headquartered in Kansas City and is the holding company for the MotoVox® motorsport product line, SmartCarb® patented fuel system, and the Sonic Flow small engine technology lines (http://www.motovox.com/, and http://www.powerapt.com/).

Contact

William Maher, SVP
APT Group, Inc.
InvRel@motovox.com

Paul Knopick
E & E Communications
940.262.3584
pknopick@eandecommunications.com